Exhibit 99.(j)(4)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 78 to the Registration Statement (Form N-1A, No 033-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report dated February 19, 2008 on the Active International Allocation Portfolio, Disciplined Large Cap Value Active Extension Portfolio, Emerging Markets Portfolio, Global Franchise Portfolio, Global Real Estate Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Growth Active Extension Portfolio, International Growth Equity Portfolio, International Magnum Portfolio, International Real Estate Portfolio, International Small Cap Portfolio, Focus Equity Portfolio, Large Cap Relative Value Portfolio, Small Company Growth Portfolio, Systematic Active Large Cap Core Portfolio, Systematic Active Small Cap Core Portfolio, Systematic Active Small Cap Growth Portfolio, Systematic Active Small Cap Value Portfolio, Systematic Large Cap Core Active Extension Portfolio, U.S. Large Cap Growth Portfolio, U.S. Real Estate Portfolio, Emerging Markets Debt Portfolio, and U.S. Small/Mid Cap Value Portfolio (twenty-four of the portfolios of Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 17, 2008